Exhibit 11

                           THERMO ELECTRON CORPORATION

                        Computation of Earnings per Share

                               Three Months Ended       Six Months Ended
                            -----------------------  ----------------------
                                July 2,     July 3,      July 2,     July 3,
                                   1994        1993         1994        1993
                            -----------  ----------  -----------   ---------
     Computation of Fully
      Diluted Earnings
      per Share:

     Income:
      Net income            $24,150,000 $17,606,000  $46,691,000 $33,054,000

      Add: Convertible
       debenture interest,
       net of tax             4,549,000   2,576,000    7,009,000   5,152,000
                            ----------- -----------  ----------- -----------
      Income applicable
       to common stock
       assuming full
       dilution (a)         $28,699,000 $20,182,000  $53,700,000 $38,206,000
                            ----------- -----------  ----------- -----------

     Shares:
      Weighted average
       shares outstanding    48,269,210  40,629,600   48,113,900  40,604,595

      Add: Shares
       issuable from
       assumed
       exercise of
       convertible
       debentures            16,871,512  11,288,754   13,920,960  11,288,754

       Shares
       issuable from
       assumed
       exercise of
       options (as
       determined by
       the application
       of the treasury
       stock method)            388,930     491,432      390,017     491,432
                            ----------- -----------  ----------- -----------
      Weighted average
       shares outstanding,
       as adjusted (b)       65,529,652  52,409,786   62,424,877  52,384,781
                            ----------- -----------  ----------- -----------
     Fully Diluted
      Earnings per Share
      (a) / (b)             $       .44 $       .39  $      .86  $       .73
                            =========== ===========  ==========  ===========